     Certain information in this exhibit is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been omitted and filed separately with the Securities and Exchange Commission. The location of omitted information is indicated with an asterisk [*].


                         MANAGEMENT SERVICES AGREEMENT



                                 BY AND BETWEEN



                       AMERICAN ONCOLOGY RESOURCES, INC.
                             A DELAWARE CORPORATION

                                      AND


                    CENTRAL TEXAS ONCOLOGY ASSOCIATES, P.A.
                        A TEXAS PROFESSIONAL ASSOCIATION

                               TABLE OF CONTENTS
                                                                        Page No.

ARTICLE I.  DEFINITIONS...................................................   2
Section 1.1     Adjusted Gross Revenue....................................   2
Section 1.2     Adjustments...............................................   2
Section 1.3     Ancillary Revenue.........................................   2
Section 1.4     Base Management Fee.......................................   2
Section 1.5     Budget....................................................   2
Section 1.6     Business Manager..........................................   2
Section 1.7     Business Manager Consent..................................   2
Section 1.8     Business Manager Expense..................................   3
Section 1.9     Capitation/Case Rate Revenues.............................   3
Section 1.10    Confidential Information..................................   3
Section 1.11    GAAP......................................................   4
Section 1.12    Management Fee............................................   4
Section 1.13    Management Services.......................................   4
Section 1.14    Management Services Agreement.............................   4
Section 1.15    Master Transaction Agreement..............................   4
Section 1.16    Medical Services..........................................   4
Section 1.17    New PA....................................................   4
Section 1.18    New PA Account............................................   4
Section 1.19    New PA Consent............................................   4
Section 1.20    New PA Expense............................................   5
Section 1.21    Office....................................................   5
Section 1.22    Office Expense............................................   5
Section 1.23    Performance Fee...........................................   6
Section 1.24    Physician.................................................   6
Section 1.25    Policy Board..............................................   6
Section 1.26    Practice Territory........................................   6
Section 1.27    Professional Services Revenues............................   6
Section 1.28    Representatives...........................................   7
Section 1.29    State.....................................................   7
Section 1.30    Subcontractor Costs.......................................   7
Section 1.31    Term......................................................   7

ARTICLE II.  APPOINTMENT AND AUTHORITY OF BUSINESS MANAGER................   7
Section 2.1     Appointment...............................................   7
Section 2.2     Authority.................................................   7
Section 2.3     Patient Referrals.........................................   7

Section 2.4     Internal Management of New PA.............................   8
Section 2.5     Practice of Medicine......................................   8

ARTICLE III.  RESPONSIBILITIES OF THE POLICY BOARD........................   8
Section 3.1     Formation and Operation of the Policy Board...............   8
Section 3.2     Duties and Responsibilities of the Policy Board...........   8
Section 3.3     Medical Decisions.........................................   9
Section 3.4     Formation of Texas Oncology Associates....................   9

ARTICLE IV.  COVENANTS AND RESPONSIBILITIES OF BUSINESS MANAGER...........  10
Section 4.1     Office and Equipment......................................  10
Section 4.2     Medical Supplies..........................................  11
Section 4.3     Support Services..........................................  11
Section 4.4     Quality Assurance, Risk Management, and Utilization Review  11
Section 4.5     Licenses and Permits......................................  11
Section 4.6     Personnel.................................................  11
Section 4.7     Contract..................................................  12
Section 4.8     Billing and Collection....................................  12
Section 4.9     New PA Account............................................  13
Section 4.10    Fiscal Matters............................................  14
Section 4.11    Reports and Records.......................................  16
Section 4.12    Recruitment of New PA Physicians..........................  17
Section 4.13    Confidential and Proprietary Information..................  17
Section 4.14    Business Manager's Insurance..............................  18
Section 4.15    No Warranty...............................................  18
Section 4.16    Noncompetition Covenant from Business Manager.............  18

ARTICLE V.  COVENANTS AND RESPONSIBILITIES OF NEW PA......................  18
Section 5.1     Organization and Operation................................  18
Section 5.2     New PA Personnel..........................................  19
Section 5.3     Professional Standards....................................  19
Section 5.4     Medical Services..........................................  20
Section 5.5     Code of Business Conduct..................................  20
Section 5.6     Peer Review/Quality Assurance.............................  20
Section 5.7     New PA's Insurance........................................  20
Section 5.8     Confidential and Proprietary Information..................  21
Section 5.9     Noncompetition............................................  21
Section 5.10    Name, Trademark...........................................  23
Section 5.11    Peer Review...............................................  23

ARTICLE VI.  FINANCIAL ARRANGEMENT........................................  23
Section 6.1     Definitions...............................................  23
Section 6.2     Management Fee............................................  23
Section 6.3     Adjustments...............................................  24
Section 6.4     Reasonable Value..........................................  24
Section 6.5     Payment of Management Fee.................................  25
Section 6.6     Accounts Receivable.......................................  25
Section 6.7     Disputes Regarding Fees...................................  25

ARTICLE VII.  TERM AND TERMINATION........................................  26
Section 7.1     Initial and Renewal Term..................................  26
Section 7.2     Termination...............................................  26
Section 7.3     Effects of Termination....................................  27
Section 7.4     Repurchase Obligation.....................................  28
Section 7.5     Repurchase Option.........................................  29
Section 7.6     Closing of Repurchase.....................................  29

ARTICLE VIII.  MISCELLANEOUS..............................................  30
Section 8.1     Administrative Services Only..............................  30
Section 8.2     Status of Contractor......................................  30
Section 8.3     Notices...................................................  30
Section 8.4     Governing Law.............................................  31
Section 8.5     Assignment................................................  31
Section 8.5A    PRN Assignment............................................  32
Section 8.6     Arbitration...............................................  33
Section 8.7     Waiver of Breach..........................................  33
Section 8.8     Enforcement...............................................  33
Section 8.9     Gender and Number.........................................  33
Section 8.10    Additional Assurances.....................................  33
Section 8.11    Consents, Approvals, and Exercise of Discretion...........  33
Section 8.12    Force Majeure.............................................  34
Section 8.13    Severability..............................................  34
Section 8.14    Divisions and Headings....................................  34
Section 8.15    Amendments and Management Services Agreement Execution....  34
Section 8.16    Entire Management Services Agreement......................  34

EXHIBIT 4.8  POWER OF ATTORNEY

EXHIBIT 5.1 EMPLOYMENT AGREEMENT (SHAREHOLDERS)

EXHIBIT 5.1A LIST OF SHAREHOLDERS

EXHIBIT 5.1B BUY-SELL AGREEMENT

EXHIBIT 5.2(a) EMPLOYMENT AGREEMENT (NONSHAREHOLDERS)

EXHIBIT 5.5 CODE OF BUSINESS CONDUCT

                         MANAGEMENT SERVICES AGREEMENT


     THIS MANAGEMENT SERVICES AGREEMENT is made and entered into effective as of September 1, 1996, by and between American Oncology Resources, Inc., a Delaware corporation ("Business Manager"), and Central Texas Oncology Associates, P.A., a Texas professional association ("New PA").

                                    RECITALS

     This Management Services Agreement is made with reference to the following facts:

     A. New PA is a validly existing Texas professional association, formed for and engaged in the conduct of a medical practice and the provision of medical services to the general public in and around the Austin, Texas metropolitan areas through individual physicians who are licensed to practice medicine in the State of Texas and who are employed or otherwise retained by New PA.

     B. Business Manager is a validly existing Delaware corporation which is in the business of managing medical practices.

     C. New PA desires to focus its energies, expertise and time on the practice of medicine and on the delivery of medical services to patients, and to accomplish this goal it desires to delegate the increasingly more complex business functions of its medical practice to persons with business expertise.

     D. New PA wishes to engage Business Manager to provide such management, administrative and business services as are necessary and appropriate for the day-to-day administration of the nonmedical aspects of New PA's medical practice in the Practice Territory (as defined below), and Business Manager desires to provide such services all upon the terms and conditions hereinafter set forth.

     E. New PA and Business Manager have determined a fair market value for the services to be rendered by Business Manager, and based on this fair market value, have developed a formula for compensation for Business Manager that will allow the parties to establish a relationship permitting each party to devote its skills and expertise to the appropriate responsibilities and functions.

     F. Business Manager is willing to commit significant resources to New PA based upon the representations and warranties of New PA that the current shareholders of New PA will continue to practice medicine for New PA in the Practice Territory for five (5) years from the effective date of this Management Services Agreement.

     G. For accounting purposes, it is expressly recognized that for the purpose of assessing Business Manager's performance of its management, consulting, supervisory and other obligations under this Agreement and determining Business Manager's compensation therefor, all Office Expenses, whether such expenses are paid or incurred by New PA or Business Manager as defined herein, shall be considered costs of the Business Manager due to Business Manager's care, custody, and control over such expenses with respect to its management, supervisory, and related responsibilities, all as required by law and regulation.

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinabove and hereinafter set forth, the parties agree as follows:

                            ARTICLE I.  DEFINITIONS

     For the purposes of this Management Services Agreement, the following terms shall have the following meanings ascribed thereto, unless otherwise clearly required by the context in which such term is used.

      Section 1.1 Adjusted Gross Revenue. The term "Adjusted Gross Revenue" shall mean the sum of Professional Services Revenue and Ancillary Revenue.

      Section 1.2 Adjustments. The term "Adjustments" shall mean any adjustments on an accrual basis for uncollectible accounts, Medicare, Medicaid and other payor contractual adjustments, discounts, workers' compensation adjustments, professional courtesies, and other reductions in collectible revenue that result from activities that do not result in collectible charges.

      Section 1.3 Ancillary Revenue. The term "Ancillary Revenue" shall mean all other revenue actually recorded each month (net of Adjustments) that is not Professional Services Revenues or Subcontractor Capitation Revenues, and shall include (a) any amounts received by New PA as liquidated damages under Section
4.2 or Section 4.3 of any Physician's employment agreement and (b) any amounts paid to New PA under any Physician's Notes (as defined in the Master Transaction Agreement) that have been assigned or have been deemed to have been assigned to New PA under the terms of Section 2.02(b) of the Purchase Agreement.

      Section 1.4 Base Management Fee. The term "Base Management Fee" shall mean the amount set forth in Section 6.1.

      Section 1.5 Budget. The term "Budget" shall mean an operating budget and capital expenditure budget for each fiscal year as prepared by Business Manager and adopted by New PA.

      Section 1.6 Business Manager. The term "Business Manager" shall mean American Oncology Resources, Inc., a Delaware corporation or any entity that succeeds to the interests of American Oncology Resources, Inc., a Delaware corporation and to whom the obligations of Business Manager are assigned and transferred.

      Section 1.7 Business Manager Consent. The term "Business Manager Consent" shall mean the consent granted by Business Manager's representatives (or either representative) to the Policy Board created pursuant to Article III herein. When any provision of this Management Services Agreement requires Business Manager Consent, Business Manager Consent shall not be unreasonably withheld and shall be binding on Business Manager.

      Section 1.8 Business Manager Expense. The term "Business Manager Expense" shall mean an expense or cost incurred by the Business Manager and for which the Business Manager, and not New PA, is financially liable. Business Manager Expense shall specifically include the costs of American Oncology Resources, Inc. ("AOR") corporate personnel and the travel costs of such corporate personnel.

      Section 1.9 Capitation/Case Rate Revenues. The term "Capitation/Case Rate Revenues" shall mean all revenues from managed care organizations, third party payors, or employers where such payment is made based on a per member, case rate, or other similar basis (i.e., all payments which are not made based on a fee for service reimbursement methodology) for the partial or total medical needs of a subscribing patient. Capitation/Case Rate Revenues shall include any associated plan payments received such as patient co-payments, incentive bonuses, or incentive fund penalties. All Capitation/Case Rate Revenues shall be allocated in good faith on an actuarial basis as follows:

     (a) Professional Services Capitation: the portion or payments designated for physician services currently performed by New PA (e.g., office and hospital visits, chemotherapy administration, pharmaceuticals, laboratory, radiation, etc.). Professional Services Capitation shall be Professional Services Revenues; and

     (b) Subcontractor Capitation Revenues: the portion of payments designated for physician or other medical services that will be Subcontractor Costs (e.g., reinsurance, hospitalization, surgical procedures, stem cell harvesting, radiation therapy, etc.), including incentive bonuses or penalties, will first be allocated to cover subcontractor services, including an estimate for incurred but not reported claims. Subcontractor Capitation Revenues shall not be Professional Services Revenues, but shall be revenues of New PA.

The final allocation methodology is subject to approval by the Policy Board or Joint Policy Board.

      Section 1.10 Confidential Information. The term "Confidential Information" shall mean any information of Business Manager or New PA, as appropriate (whether written or oral), including all notes, studies, patient lists, information, forms, business or management methods, marketing data, fee schedules, or trade secrets of the Business Manager or of New PA, as applicable, whether or not such Confidential Information is disclosed or otherwise made available to one party by the other party pursuant to this Management Services Agreement. Confidential Information shall also include the terms and provisions of this Management Services Agreement and any transaction or document executed by the parties pursuant to this Management Services Agreement. Confidential Information does not include any information that (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving party or its affiliates, advisors, or Representatives); (ii) is or becomes available to the receiving party on a nonconfidential basis from a source other than the furnishing party or its affiliates, advisors, or Representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the furnishing party of which the receiving party has knowledge at the time of such disclosure; or (iii) has already been or is hereafter independently acquired or developed by the receiving party without violating any confidentiality agreement with or other obligation of secrecy to the furnishing party.

      Section 1.11 GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity or other practices and procedures as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the determination. For purposes of this Management Services Agreement, GAAP shall be applied on an accrual basis in a manner consistent with the historic practices of the person to which the term applies.

      Section 1.12 Management Fee. The term "Management Fee" shall mean Business Manager's compensation established as described in Article VI hereof.

      Section 1.13 Management Services. The term "Management Services" shall mean the business, administrative, and management services to be provided for New PA, including without limitation the provision of equipment, supplies, support services, nonmedical personnel, office space, management, administration, financial recordkeeping and reporting, and other business office services.

      Section 1.14 Management Services Agreement. The term "Management Services Agreement" shall mean this Management Services Agreement by and between New PA and Business Manager and any amendments hereto as may be adopted as provided in this Management Services Agreement.

      Section 1.15 Master Transaction Agreement. The term "Master Transaction Agreement" shall mean the agreement effective as of September 1, 1996, by and between American Oncology Resources, Inc. ("AOR"), AOR of Texas Management Limited Partnership, Central Texas Diagnostic Center, a professional association, New PA, and John D. Doty, M.D., Richard E. Helmer, M.D., Brenda L. Towell, M.D., Dennis A. Tweedy, M.D., J. Dudley Youman, M.D., Robert O. Kerr, M.D., Demetrius F. Loukas, M.D., Thomas B. Tucker, M.D., John J. Whitaker, M.D, Gregory B. Smith, M.D., Ellen B. Smith, M.D., and Mark A. Crozier, M.D.

      Section 1.16 Medical Services. The term "Medical Services" shall mean medical care and services, including but not limited to the practice of hematology and oncology and all related health care services provided by New PA through New PA's Physicians and other health care providers that are retained by or professionally affiliated with New PA.

      Section 1.17 New PA. The term "New PA" shall mean Central Texas Oncology Associates, P.A., a Texas professional association.

      Section 1.18 New PA Account. The term "New PA Account" shall mean the bank account of New PA established as described in Sections 4.8 and 4.9.

      Section 1.19 New PA Consent. The term "New PA Consent" shall mean the consent granted by New PA's representatives (or either representative) to the Policy Board created pursuant to Article III herein. When any provision of this Management Services Agreement requires New PA Consent, New PA Consent shall not be unreasonably withheld and shall be binding on New PA.

      Section 1.20 New PA Expense. The term "New PA Expense" shall mean an expense incurred by the Business Manager or New PA and for which New PA, and not the Business Manager, is financially liable. New PA Expense shall include such items as salaries for Physicians, physician assistants, and other physician "extenders," benefits, and other direct costs (including professional dues, subscriptions, continuing medical education expenses, and travel costs for continuing medical education or other business travel but excluding business travel requested by Business Manager which shall be an Office Expense). In the event New PA incurs consulting, accounting or legal fees without coordinating such engagement through Business Manager, all fees and expenses so incurred shall be New PA Expenses.

      Section 1.21 Office. The term "Office" shall mean any office space, clinic, facility, including satellite facilities, that Business Manager shall own or lease or otherwise procure for the exclusive use of New PA.

      Section 1.22 Office Expense. The term "Office Expense" shall mean all operating and non-operating expenses incurred by the Business Manager or New PA in the provision of services to New PA. Office Expense shall not include any State or federal income tax, any Medical Assets (as defined in the Master Transaction Agreement), any payment by AOR on the Note (as defined in

Article I of the Master Transaction Agreement), or any other expense that is a New PA Expense or a Business Manager Expense. Without limitation, Office Expense shall include:

     (a) the salaries, benefits, and other direct costs of all employees of Business Manager at the Office and the salaries, benefits, and other direct costs of the nonphysician employees of New PA (including those of any Business Manager managed care/payor contracting developer or New PA's pro rata share of such costs if such developer's services are not dedicated solely to New PA but is otherwise approved as an Office Expense in the Budget) but not the salaries, benefits, or other direct costs of the Physicians (which are New PA Expenses pursuant to Section 1.20 above);

     (b) the direct cost of any employee or consultant that provides services at or in connection with the Office for improved clinic performance, such as management, billing and collections, business office consultation, accounting and legal services, but only when such services are coordinated by Business Manager;

     (c) reasonable recruitment costs and out-of-pocket expenses of Business Manager or New PA associated with the recruitment of additional physician employees of New PA;

     (d) malpractice insurance expenses for Physicians, Business Manager employees, and nonphysician employees; comprehensive and general liability and vicarious liability insurance covering the Office and employees of New PA and Business Manager at the Office; and key person life and disability insurance on any shareholder or physician employee of New PA in amounts, if any, as determined reasonable and sufficient by Business Manager; proceeds from which shall not be Professional Services Revenues but shall be revenues of New PA.

     (e) the expense of using, leasing, purchasing or otherwise procuring the Office and related equipment, including depreciation but not including monies paid by third parties;

     (f) the cost of capital (whether as actual interest on indebtedness incurred on behalf of New PA or as reasonable imputed interest on capital advanced by Business Manager) to finance or refinance obligations of New PA, purchase medical or nonmedical equipment, or finance new ventures of New PA;

     (g)  the Base Management Fee;

     (h) direct costs related to obtaining and maintaining Capitation/Case Rate Revenues contracts for professional medical services or health care service contracts with medical or health care providers not associated with New PA;

     (i) the reasonable travel expenses (except for the corporate staff of AOR) associated with attending meetings, conferences, or seminars to benefit New PA;

     (j) the cost of medical supplies (including but not limited to drugs, pharmaceuticals, products, substances, items, or medical devices), office supplies, inventory, and utilities other than those medical supplies or medical inventory owned by New PA on the date of this Management Services Agreement; and

     (k) any state sales tax, assessed on those certain enumerated services in
Article IV that have been determined to be taxable services by the state.

      Section 1.23 Performance Fee. The term "Performance Fee" shall mean the amount payable to the Business Manager, if any, determined under Section 6.2, as a Management Fee based upon the Business Manager assisting New PA to achieve certain pre-determined performance criteria.

      Section 1.24 Physician. The term "Physician" shall mean each individually licensed professional who is employed or otherwise retained by or associated with New PA, each of whom shall meet at all times the qualifications described in Section 5.2 and Section 5.3.

      Section 1.25 Policy Board. The term "Policy Board" shall refer to the body responsible for developing and implementing management and administrative policies for the overall operation of New PA's facilities. If New PA becomes a partner in Texas Oncology Associates, the term "Policy Board" may, as applicable, instead refer to the Joint Policy Board formed pursuant to the Affiliation Agreement (as defined by the Master Transaction Agreement).

      Section 1.26 Practice Territory. The term "Practice Territory" shall mean the geographic area within a radius of thirty (30) miles of any current or future facility from which New PA provides Medical Services in Texas, representing the geographic boundaries of the medical practice conducted by New PA.

      Section 1.27 Professional Services Revenues. The term "Professional Services Revenues" shall mean the sum of (i) all professional fees actually recorded each month on an accrual basis under GAAP (net of Adjustments) as a result of professional medical services and related health care services rendered by the Physicians whether rendered in an outpatient or inpatient setting, and (ii) Professional Services Capitation allocated to Professional Services Revenues. Professional Services Revenues shall not include those monies specifically excluded from Professional Fees pursuant to Section 1.2 of the separate Physician Employment Agreement executed by Physicians, liquidated damages and applicable insurance proceeds.

      Section 1.28 Representatives. The term "Representatives" shall mean a party's officers, directors, employees, or other agents or representatives.

      Section 1.29  State.  The term "State" shall mean the State of Texas.

      Section 1.30 Subcontractor Costs. The term "Subcontractor Costs" shall mean the amounts due third parties for providing medical services pursuant to Capitation/Case Rate Revenues.

      Section 1.31 Term. The term "Term" shall mean the initial and any renewal periods of duration of this Management Services Agreement as described in Section 7.1.

           ARTICLE II.  APPOINTMENT AND AUTHORITY OF BUSINESS MANAGER

      Section 2.1 Appointment. New PA hereby appoints Business Manager as its sole and exclusive agent for the management, and administration of the business functions and business affairs of New PA, and Business Manager hereby accepts such appointment, subject at all times to the provisions of this Management Services Agreement.

      Section 2.2 Authority. Consistent with the provisions of this Management Services Agreement, Business Manager shall have the responsibility and commensurate authority to provide Management Services for New PA. Subject to the terms and conditions of this Management Services Agreement, Business Manager is hereby expressly authorized to provide the Management Services in any reasonable manner Business Manager deems appropriate to meet the day-to-day requirements of the business functions of New PA. Business Manager is also expressly authorized to negotiate and execute on behalf of New PA contracts that do not relate to the provision of Medical Services, provided that such contracts shall be consistent with the Budget. New PA shall give Business Manager thirty
(30) days prior notice of New PA's intent to execute any agreement obligating New PA to perform Medical Services or otherwise creating a binding legal obligation on New PA. Unless an expense is expressly designated as a Business Manager Expense in this Management Services Agreement, all expenses incurred by Business Manager in providing services pursuant to this Management Services Agreement shall be an Office Expense. The parties acknowledge and agree that New PA, through its Physicians, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Medical Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of Physicians as such Physicians, in their sole discretion, deem appropriate. Business Manager shall have and exercise absolutely no control or supervision over the provision of Medical Services.

      Section 2.3 Patient Referrals. Business Manager and New PA agree that the benefits to New PA hereunder do not require, are not payment for, and are not in any way contingent upon the referral, admission, or any other arrangement for the provision of any item or service offered by Business Manager to patients of New PA in any facility, laboratory, infusion center, or health care operation controlled, managed, or operated by Business Manager.

      Section 2.4 Internal Management of New PA. Matters involving the internal management, control, or finances of New PA, including specifically the allocation of professional income among the shareholders and Physician employees of New PA, tax planning, and investment planning, shall remain the responsibility of New PA and the shareholders of New PA.

      Section 2.5 Practice of Medicine. The parties acknowledge that Business Manager is not authorized or qualified to engage in any activity that may be construed or deemed to constitute the practice of medicine. To the extent any act or service herein required by Business Manager should be construed by a court of competent jurisdiction or by the Texas State Board of Medical Examiners constitute the practice of medicine, the requirement to perform that act or service by Business Manager shall be deemed waived and unenforceable.

               ARTICLE III  RESPONSIBILITIES OF THE POLICY BOARD

      Section 3.1 Formation and Operation of the Policy Board. The parties hereby establish a Policy Board which shall be responsible for developing and implementing management and administrative policies for the overall operation of New PA's facilities. The Policy Board shall consist of six (6) members. Business Manager shall designate, in its sole discretion, two (2) members of the Policy Board. The members of New PA Executive Committee shall be the four (4) New PA members of the Policy Board. The Policy Board members selected by New PA shall be full-time physician employees of New PA practicing in the Practice Territory. Each party's representatives to the Policy Board shall have the authority to make decisions on behalf of the respective party. Except as may otherwise be provided, the number of total votes the members shall be authorized to cast shall be equal as between Business Manager and New PA and a majority vote of the members of the Policy Board shall be the act of the Policy Board.

      Section 3.2 Duties and Responsibilities of the Policy Board. The Policy Board, except as otherwise limited by Section 3.3, shall have the following duties, obligations, and authority:

     (a) Capital Improvements and Expansion. Any renovation and expansion plans and capital equipment expenditures with respect to New PA's facilities shall be reviewed and approved by the Policy Board and shall be based upon economic feasibility, physician support, productivity and then current market conditions.

     (b) Marketing and Advertising. All marketing and other advertising of the services performed at New PA's facilities shall be subject to the prior review and approval of the Policy Board.

     (c) Patient Fees; Collection Policies. As a part of the annual operating budget, in consultation with New PA and Business Manager, the Policy Board shall review and approve the fee schedule and collection policies for all physician and ancillary services rendered by New PA.

     (d) Ancillary Services. The Policy Board shall approve New PA-provided ancillary services based upon the pricing, access to and quality of such services.

     (e) Provider and Payor Relationships. Decisions regarding the establishment or maintenance of relationships with institutional health care providers and third party payors shall be approved by the Policy Board in consultation with New PA. The Policy Board shall review and approve discounted fee schedules, including capitated fee arrangements, and shall allocate Capitation/Case Rate Revenues.

     (f) Strategic Planning. The Policy Board shall develop long-term strategic planning objectives.

     (g) Capital Expenditures. The Policy Board shall determine the priority of major capital expenditures.

     (h) Physician Hiring. The Policy Board shall recommend to New PA and confirm or approve New PA's decisions regarding the number and type of physicians required for the efficient operation of New PA's facilities. The Policy Board shall review and approve any variations to the restrictive covenants in any physician employment contract.

     (i) Fee Dispute Resolution. Upon submission by New PA of a dispute concerning a set-off or reduction in Management Fees, the Policy Board shall consider, develop, and implement a resolution to New PA and Business Manager.

     (j) Grievance Referrals. The Policy Board shall consider and make recommendations to New PA regarding grievances pertaining to matters not specifically addressed in this Management Services Agreement as referred to it by New PA's Board of Directors.

      Section 3.3 Medical Decisions. Despite the above listing of activities and areas of interest, all medical decisions will be made solely by physicians, but nonphysician members of the Policy Board may participate in the discussion process. The physician members of the Policy Board shall review and resolve issues relating to:

     (a) Types and levels of Medical Services to be provided;

     (b) Recruitment of physicians to New PA, including the specific qualifications and specialties of recruited physicians;

     (c) Acquisition of or merger with any other medical practices in the Practice Territory;

     (d)  Fee schedules; and

     (e) Any other function or decision that the parties agree is medical related.

The Policy Board meetings shall be held as mutually agreed, but at least quarterly, in Texas. Meetings shall be open to any shareholder in New PA.

      Section 3.4 Formation of Texas Oncology Associates. If New PA becomes a partner in Texas Oncology Associates ("Global P") pursuant to Section 2.05 of the Master Transaction Agreement, the Policy Board shall delegate to the Joint Policy Board (created pursuant to the Affiliation Agreement as defined in the Master Transaction Agreement) decision-making authority for those matters specifically described in the Affiliation Agreement. It is intended that the Joint Policy Board assume responsibility for only those matters that are specified in the Affiliation Agreement which have an effect on two or more parties to the Affiliation Agreement. However, it is intended that notwithstanding the formation of the Joint Policy Board, the Policy Board shall continue in effect with its same rights, obligations and duties subject only to the rights of the Joint Policy Board as described in this Section 3.4. In addition, New PA agrees that it shall fully cooperate with Business Manager to obtain a provider number for Global P, that it shall cease to use its provider number when Global P obtains a provider number, and that it shall begin to use the provider number of Global P.

        ARTICLE IV.  COVENANTS AND RESPONSIBILITIES OF BUSINESS MANAGER

      During the Term, Business Manager shall serve generally in a supervisory capacity in order to best oversee all aspects of the Management Services provided hereunder, specifically by arranging and coordinating such Management Services as Business Manager, in its supervisory capacity, deems necessary and appropriate to facilitate the day-to-day administration of the business aspects of New PA's operations, including without limitation those set forth in this
Article IV in accordance with all law, rules, regulations and guidelines applicable to the provision of Management Services.

      Section 4.1   Office and Equipment.

     (a) Subject to Section 4.1(b), as necessary and appropriate, taking into consideration the professional concerns of New PA, Business Manager shall lease, acquire or otherwise procure an Office in a location or locations reasonably acceptable to New PA and shall permit New PA to use the Office. Any Office procured by Business Manager for the use by New PA shall be procured at commercially reasonable rates. Any move from New PA's present practice location(s) shall be done only after Business Manager has received New PA's Consent.

     (b) In the event New PA is the lessee of the Office under a lease with an unrelated and nonaffiliated lessor, Business Manager may require New PA to assign such lease to Business Manager upon receipt of consent from the lessor. New PA shall use its best efforts to assist in obtaining the lessor's consent to the assignment. Upon request, New PA shall execute any instruments and shall take any acts that Business Manager may deem necessary to accomplish the assignment of the lease. Any expenses incurred in the assignment shall be Office Expenses.

     (c) Business Manager shall provide all nonmedical equipment, fixtures, office supplies, furniture and furnishings deemed reasonably necessary by Business Manager for the operation of the Office and reasonably necessary for the provision of Medical Services.

     (d) Business Manager shall provide, finance, or cause to be provided or financed medical related equipment as required by New PA. Subject to economic feasibility, New PA shall have final authority in all medical equipment selections, and Business Manager shall have no authority in regard to medical equipment selection issues. Business Manager may, however, advise New PA on the relationship between its medical equipment decisions and the overall administrative and financial operations of the practice. All medical and nonmedical equipment, other than Physician-owned automobiles, acquired for the use of New PA shall be owned by Business Manager.

     (e) Business Manager shall be responsible for the care, custody, and control, including repair and maintenance of the Office, consistent with Business Manager's responsibilities under the terms of any lease or other use arrangement, and for the repair, maintenance, and replacement of all equipment other than such repairs, maintenance and replacement necessitated by the negligence or willful misconduct of New PA, its Physicians or other personnel employed by New PA, the repair or replacement of which shall be a New PA Expense and not an Office Expense.

      Section 4.2 Medical Supplies. Business Manager shall order, procure, purchase and provide on behalf of and as agent for New PA all reasonable medical supplies unless otherwise prohibited by federal and/or State law. Furthermore, Business Manager shall ensure that the Office is at all times adequately stocked with the medical supplies that are necessary and appropriate for the operation of New PA and required for the provision of Medical Services. The ultimate oversight, supervision and ownership for all medical supplies is and shall remain the sole responsibility of New PA. As used in this provision the term "medical supplies" shall mean all drugs, pharmaceuticals, products, substances, items or devices whose purchase, possession, maintenance, administration, prescription or security requires the authorization or order of a licensed health care provider or requires a permit, registration, certification or other governmental authorization held by a licensed health care provider as specified under any federal and/or State law.

      Section 4.3 Support Services. Business Manager shall coordinate, supervise, or otherwise arrange for all printing, stationery, forms, postage, duplication or photocopying services, and other support services as are reasonably necessary and appropriate for the operation of the Office and the provision of Medical Services therein.

      Section 4.4 Quality Assurance, Risk Management, and Utilization Review. Business Manager shall assist New PA in New PA's establishment and implementation of procedures to ensure the consistency, quality, appropriateness, and medical necessity of Medical Services provided by New PA, and shall arrange for administrative support for New PA's overall quality assurance, risk management, and utilization review programs. Business Manager shall perform these tasks in a manner to ensure the confidentiality and nondiscoverability of these program actions to the fullest extent allowable under State and federal law.

      Section 4.5 Licenses and Permits. Business Manager shall, on behalf of and in the name of New PA, coordinate all development and planning processes, and apply for and use reasonable efforts to obtain and maintain all federal, State, and local licenses and regulatory permits required for or in connection with the operation of New PA and equipment (existing and future) located at the Office, other than those relating to the practice of medicine or the administration of drugs by Physicians retained by or associated with New PA.

      Section 4.6 Personnel. Except as specifically provided in Section 5.2(b) of this Management Services Agreement, Business Manager shall, consistent with the Budget, coordinate and supervise New PA's retention of and shall oversee the selection, hiring, training, supervision and termination of all management, administrative, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection and other nonprofessional personnel of New PA to enable Business Manager to perform its duties and obligations under this Management Services Agreement. The Business Manager personnel required hereunder shall include, but not be limited to, an executive director, a practice administrator, a controller, an assistant controller, a managed care/payor contracting developer, and a business office manager, as applicable, the majority of whose time shall be devoted to performing supervisory and managerial functions on behalf of Business Manager, and each of whom shall maintain time records to reflect the appropriate allocation between supervision versus performance of such duties. Business Manager shall have sole responsibility for determining the salaries and providing such fringe benefits, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law or governmental requirement.

      Section 4.7 Contract Negotiations. Upon the request of New PA, Business Manager shall advise New PA with respect to and negotiate, either directly or on New PA's behalf, as appropriate, all contractual arrangements with third parties as are reasonably necessary and appropriate for New PA's provision of Medical Services, including, without limitation, negotiated price agreements with third party payors, alternative delivery systems, or other purchasers of group health care services. No contract or arrangement regarding the provision of Medical Services shall be entered into without New PA Consent.

      Section 4.8 Billing and Collection. On behalf of and for the account of New PA, Business Manager shall assist New PA in New PA's establishment and maintenance of credit and billing and collection policies and procedures, and shall coordinate and supervise New PA personnel to ensure the timely billing and collection of all professional and other fees for all billable Medical Services provided by New PA or Physicians. Business Manager shall advise and consult with New PA regarding the fees for Medical Services provided by New PA; it being understood, however, that New PA shall establish the fees to be charged for Medical Services and that Business Manager shall have no authority whatsoever with respect to the establishment of such fees. In connection with the billing and collection services to be provided hereunder, and throughout the Term (and thereafter as provided in Section 7.3), New PA hereby grants to Business Manager an exclusive special power of attorney and appoints Business Manager as New PA's exclusive true and lawful agent and attorney-in-fact, and Business Manager hereby accepts such special power of attorney and appointment, for the following purposes:

     (a) To supervise and coordinate the billing of New PA's patients, in the name of Global P and on behalf of New PA or Global P, as applicable, for all billable Medical Services provided by New PA to patients.

     (b) To supervise and coordinate the billing in Global P's name and on New PA's or Global P's behalf, as applicable, all claims for reimbursement or indemnification from Blue Shield/Blue Cross, insurance companies, Medicare, Medicaid, and all other third party payors or fiscal intermediaries for all covered billable Medical Services provided by New PA to patients.

     (c) To ensure the collection and receipt in Business Manager's name and for Business Manager's account all accounts receivable of New PA purchased by Business Manager, and to deposit such collections in an account selected by Business Manager and maintained in Business Manager's name.

     (d) To ensure the collection and receipt in Global P's name and on New PA's or Global P's behalf, as applicable, all accounts receivable generated by such billings and claims for reim bursement that have not been purchased by Business Manager, to administer such accounts including, but not limited to, (i) extending the time of payment of any such accounts for cash, credit or otherwise; (ii) discharging or releasing the obligors of any such accounts;
(iii) with the consent of the Policy Board, suing, assigning or selling at a discount such accounts to collection agencies; or (iv) with the consent of the Policy Board, taking other measures to require the payment of any such ac counts.

     (e) To deposit all amounts collected in Global P's name and on behalf of New PA or Global P, as applicable, into New PA Account which shall be and at all times remain in New PA's name. New PA covenants to transfer and deliver to Business Manager for deposit into New PA Account or itself to make such deposit of all funds received by New PA from patients or third party payors for Medical Services. Upon receipt by Business Manager of any funds from patients or third party payors or from New PA pursuant hereto for Medical Services, Business Manager shall immedi ately deposit same into the New PA Account. Business Manager shall disburse such deposited funds to creditors and other persons on behalf of New PA, maintaining records of such receipt and disbursement of funds as directed by New PA.

     (f) To take possession of, endorse in the name of New PA or Global P, as appropriate, and deposit into the New PA Account any notes, checks, money orders, insurance payments, and any other instruments received in payment for Medical Services.

     (g) To sign checks, drafts, bank notes or other instruments on behalf of New PA or Global P, as appropriate, and to make withdrawals from the New PA Account for payments specified in this Management Services Agreement and as requested from time to time by New PA.

Upon request of Business Manager, New PA shall execute and deliver to the financial institution wherein the New PA Account is maintained, such additional documents or instruments as may be necessary to evidence or effect the special and limited power of attorney granted to Business Manager by New PA pursuant to this Section 4.8 or pursuant to Section 4.9 of this Management Services Agreement. The special and limited power of attorney granted herein shall be coupled with an interest and shall be irrevocable except with Business Manager's written consent. The irrevocable power of attorney shall expire on the later of when this Management Services Agreement has been terminated, when all accounts receivable purchased by Business Manager have been collected or when all Management Fees due to Business Manager have been paid. If Business Manager assigns this Management Services Agreement in accordance with its terms, then New PA shall execute a power of attorney in favor of the assignee and in the form of Exhibit 4.8 attached hereto.

      Section 4.9   New PA Account.

     (a) Power of Attorney. Business Manager shall have access to the New PA Account solely for the purposes stated herein. In connection herewith and throughout the Term (and thereafter as provided in Section 7.3), New PA hereby grants to Business Manager an exclusive special power of attorney for the purposes herein and appoints Business Manager as New PA's exclusive true and lawful agent and attorney-in-fact, and Business Manager hereby accepts such special power of attorney and appointment, to deposit into the New PA Account all funds, fees, and revenues generated from the New PA's provision of Medical Services and collected by Business Manager, and to make withdrawals from New PA Account for payments specified in this Management Services Agreement and as requested from time-to-time by New PA. Notwithstanding the exclusive special power of attorney granted to Business Manager hereunder, New PA may, upon reasonable advance notice to Business Manager, draw checks on the New PA Account; provided, however, that New PA shall neither draw checks on the New PA Account nor request Business Manager to do so if the balance remaining in the New PA Account after such withdrawal would be insufficient to enable Business Manager to pay on behalf of New PA any Office Expense attributable to the operations of New PA or to the provision of Medical Services, and/or any other obligations of New PA. Disbursements made without prior New PA Consent shall be consistent with the type and amount of expenditures authorized by the Budget. Limits on authority to sign checks and purchase orders shall be mutually agreed upon by Business Manager and New PA's representatives to the Policy Board (or Joint Policy Board).

     (b) Priority of Payments. Each month Business Manager shall apply funds that are in the New PA Account in the following order of priority:

          (1)

          (2)

          (3)           [*]

          (4)

          (5)

      Section 4.10  Fiscal Matters.

     (a)  Annual Budget.

          (1) Initial Budget. The initial Budget shall be agreed upon by the parties before the execution of this Management Services Agreement. To assure that New PA receives the full amount of the charges for the provision of Medical Services by Physician, physician assistants and all other "physician extenders" who can bill for their own services, such amounts shall be set forth in the initial Budget and shall be increased or decreased as set forth in the Budget and mutually agreed upon by Business Manager and New PA. The initial Budget shall also set forth the criteria under which Business Manager shall be entitled to receive the Performance Fee and the Budget shall also set forth the amount of the Performance Fee.

          (2) Process for Succeeding Budgets. Annually and at least thirty (30) days prior to the commencement of each fiscal year of New PA, Business Manager, in consultation with New PA's representatives to the Policy Board (or Joint Policy Board), shall prepare and deliver to New PA for New PA's approval a proposed Budget, setting forth an estimate of New PA's revenues and expenses for the upcoming fiscal year (including, without limitation, the Management Fee and Performance Fee associated with the services provided by Business Manager hereunder). New PA shall review the proposed Budget and either approve the proposed Budget or request any changes within twenty-one (21) days after receiving the proposed Budget. Upon the Budget's adoption by New PA after reasonable review and comment, the Budget may be revised or modified only after consultation with the Business

-----------------
*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

     Manager. If New PA does not adopt the proposed Budget, the Budget process shall be governed by Section 4.10(a)(4).

          (3) Succeeding Budgets; Special Rates. In each succeeding Budget, unless the parties otherwise mutually agree, New PA shall continue to retain for New PA Expenses the full amount of the charges for the provision of Medical Services, as adjusted as provided for in paragraph 4.10(a)(1) above. In each succeeding Budget, unless the parties otherwise mutually agree, the criteria for the Performance Fee and Business Manager's right to receive the Performance Fee shall be continued on the same basis. If the option is exercised pursuant to that certain Option Agreement of even date herewith between the shareholder of New PA and the Optionee (as defined in the Option Agreement) such that the Optionee becomes the controlling shareholder of New PA, the amount of the Performance Fee and method of determining the Performance Fee for all succeeding years shall not be changed and shall be determined exactly as specified in the last Budget approved before the exercise of the option, and New PA shall continue to retain the full amount of the charges for professional services, as adjusted as provided in paragraph 4.10(a)(1) above for New PA Expense through the Term.

          (4) Deadlock. In the event the parties are unable to agree on a Budget by the beginning of the fiscal year, until an agreement is reached, the Budget (including the performance criteria set forth therein) for the prior year (as adjusted in accordance with Section 4.10(a)(1)) shall be deemed to be adopted as the Budget for the current year, with each line item in the Budget (with the exception of the Base Management Fee) increased or decreased by (i) the percentage by which the Adjusted Gross Revenue in the current year, excluding any liquidated damages paid or payable by any Physician, has increased or decreased compared to the corresponding period of the prior year; (ii) the increase or decrease from the prior year in the Consumer Price Index - Health Medical Services, Austin Texas area; and (iii) the proportionate increase or decrease in mutually agreed upon personnel costs as measured by the increase or decrease in full-time equivalent personnel.

          (5) Obligation of Business Manager. Business Manager shall use commercially reasonable efforts to manage and administer the operations of New PA as herein provided so that the actual revenues, costs and expenses of the operation and maintenance of New PA during any applicable period of New PA's fiscal year shall be consistent with the Budget.

     (b) Accounting and Financial Records. Business Manager shall establish and administer accounting procedures, controls, and systems for the development, preparation, and safekeeping of administrative or financial records and books of account relating to the business and financial affairs of New PA and the provision of Medical Services all of which shall be prepared and maintained in accordance with GAAP and applicable laws and regulations. Business Manager shall prepare and deliver to New PA, within ninety (90) days of the end of each calendar year, a balance sheet and a profit and loss statement reflecting the financial status of New PA as of the end of such calendar year, all of which shall be prepared in accordance with GAAP consistently applied. In addition, Business Manager shall prepare and deliver such other financial statements or records as New PA may reasonably request.

     (c) Review of Expenditures. Either one of New PA's representatives to the Policy Board shall review all expenditures related to the operation of New PA, but neither shall have the power to prohibit or invalidate any expenditure that is consistent with the Budget. Business Manager shall not make any expenditures not consistent with the Budget without New PA Consent.

     (d)  Tax Matters.

          (1) In General. Business Manager shall prepare or arrange for the preparation by an accountant approved in advance by New PA (which approval shall not be unreasonably withheld) of all appropriate tax returns and reports required of New PA.

          (2) Sales, Franchise, Use or Other Taxes. Business Manager and New PA acknowledge and agree that although Business Manager generally acts in a supervisory and consultative capacity hereunder by coordinating, overseeing and otherwise facilitating the provision of services, there are certain services provided by Business Manager hereunder that may be subject to State sales, franchise, use or other taxes and for which Business Manager may have a legal obligation to collect such taxes and to remit same to the appropriate tax collection authorities. New PA agrees to the payment of such taxes as an Office Expense.

      Section 4.11  Reports and Records.

     (a) Medical Records. Business Manager shall establish, monitor, and maintain procedures and policies for the timely creation, preparation, filing and retrieval of all medical records generated by New PA in connection with New PA's provision of Medical Services; and, subject to applicable law, shall ensure that medical records are promptly available to Physicians and any other appropriate persons. All such medical records shall be retained and maintained in accordance with all applicable State and federal laws relating to the confidentiality and retention thereof. All medical records shall be and remain the property of New PA.

     (b) Other Reports and Records. Business Manager shall timely create, prepare, and file such additional reports and records as are reasonably necessary and appropriate for New PA's provision of Medical Services, and shall be prepared to analyze and interpret such reports and records upon the request of New PA.

      Section 4.12 Recruitment of New PA Physicians. Upon New PA's request, Business Manager shall coordinate, supervise or perform all administrative services reasonably necessary and appropriate to recruit potential physician personnel to become employees of New PA. Business Manager shall provide New PA with model agreements to document New PA's employment, retention or other service arrangements with such individuals. It will be and remain the sole and complete responsibility of New PA to interview, select, contract with, supervise, control and terminate all Physicians performing Medical Services or other professional services, and Business Manager shall have no authority whatsoever with respect to such activities.

      Section 4.13  Confidential and Proprietary Information.

     (a) Business Manager will not disclose any Confidential Information of New PA to other persons without New PA's express written authorization, such Confidential Information will not be used in any way directly or indirectly detrimental to New PA, and Business Manager will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that Business Manager may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Management Services Agreement, it being understood and agreed to by Business Manager that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by Business Manager not to disclose to any other person any Confidential Information. Business Manager agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives. If Business Manager is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with New PA or its affiliates, advisors, or Representatives, Business Manager will (i) provide New PA with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that New PA may seek an appropriate protective order or waive compliance with the provisions of this Section and (ii) consult with New PA as to the advisability of New PA's taking of legally available steps to resist or narrow such request. Business Manager further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder Business Manager is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning New PA to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, Business Manager may disclose or produce such Confidential Information to such tribunal without liability hereunder; provided, however, that Business Manager shall give New PA written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

     (b) Notwithstanding clause (a) above, Business Manager may share, subject to the restrictions of this section, with other professional corporations, associations, medical practices, or health care delivery entities the practice statistics of New PA, including utilization review data, quality assurance data, cost data, outcomes data, or other practice data. The practice statistics may be disclosed within New PA, to AOR or AOR's management, to other medical groups with whom Business Manager has a management relationship, to managed care providers or other third party payors for the purpose of obtaining or maintaining third party payor contracts, or to financial analysts and underwriters; provided that any disclosure outside of New PA or AOR for any purpose not related to managed care contracting shall not identify any Physician by name without New PA Consent. In addition, Business Manager may disclose all practice-related information necessary or desirable in connection with any public or private offering of any AOR security, or in accordance with its reporting requirements under the Securities Exchange Act of 1934, but no such data will disclose or divulge patient identifying information.

      Section 4.14 Business Manager's Insurance. Throughout the Term, Business Manager shall, as an Office Expense, obtain and maintain with commercial carriers, through self-insurance or some combination thereof, appropriate workers' compensation coverage for Business Manager's employed personnel provided pursuant to this Management Services Agreement, and professional, casualty and comprehensive general and vicarious liability insurance covering Business Manager, Business Manager's personnel, and all of Business Manager's equipment in such amounts, on such basis and upon such terms and conditions as Business Manager deems appropriate. Upon the request of New PA, Business Manager shall provide New PA with a certificate evidencing such insurance coverage. Business Manager may also carry, as an Office Expense, key person life and disability insurance on any shareholder or Physician employee of New PA in amounts determined reasonable and sufficient by Business Manager. Business Manager shall be the owner and beneficiary of any such insurance.

      Section 4.15 No Warranty. New PA acknowledges that Business Manager has not made and will not make any express or implied warranties or representations that the services provided by Business Manager will result in any particular amount or level of medical practice or income to New PA.

      Section 4.16 Noncompetition Covenant from Business Manager. Business Manager represents, warrants and covenants that during the Term, neither Business Manager nor any person or entity affiliated directly or indirectly with Business Manager will, anywhere in the Practice Territory, enter into a direct or indirect relationship similar to the relationship between New PA and Business Manager with, or acquire the nonmedical assets of, any medical oncology practice group without approval of the Policy Board.

              ARTICLE V.  COVENANTS AND RESPONSIBILITIES OF NEW PA

      Section 5.1 Organization and Operation. New PA, as a continuing condition of Business Manager's obligations under this Management Services Agreement, shall at all times during the Term be and remain legally organized and operated to provide Medical Services in a manner consistent with all State and federal laws. New PA shall operate and maintain within the Practice Territory a full time practice of medicine specializing in the provision of oncology Medical Services, and for the first five (5) years of the Term of this Management Services Agreement, New PA shall maintain and enforce employment agreements in the form of Exhibit 5.1 with the shareholders of New PA specified in Exhibit 5.1A. New PA shall also maintain and enforce employment agreements in the form of Exhibit 5.2(a) with any nonshareholder Physician employees, as
applicable, of New PA.   New PA shall not amend the employment agreements in any
manner which would cause the employment agreement to be in breach of the terms of this Management Services Agreement. Recognizing that Business Manager would not have entered into this Management Services Agreement but for New PA's covenant to maintain employment agreements with its original shareholders, New PA agrees that any damages, compensation, payment, or settlement received by New PA as liquidated damages from a Physician who terminates the employment agreement without cause or whose employment agreement is terminated by New PA for cause shall be treated as Ancillary Revenue under this Agreement. Throughout the term of this Management Services Agreement, New PA shall maintain and enforce written Buy-Sell Agreements in the form of Exhibit 5.1B with the shareholders of New PA specified in Exhibit 5.1A, and shall cause all new shareholders of New PA to execute such agreements prior to becoming a shareholder in New PA. New PA shall not amend the Buy-Sell Agreement or waive any rights thereunder without the prior written consent of Business Manager.

      Section 5.2   New PA Personnel.

     (a) Physician Personnel. New PA shall retain, as a New PA Expense and not as an Office Expense, that number of Physicians, as are reasonably necessary and appropriate in the sole discretion of New PA for the provision of Medical Services. Each Physician shall hold and maintain a valid and unrestricted license to practice medicine in the State, and shall be competent in the practice of oncology, including such subspecialties as medical infusion, radiation therapy or other subspecialties that such Physician will practice on behalf of New PA. New PA shall enter into and maintain with each such retained Physician a written employment agreement substantially in the form of either
Exhibit 5.1 for shareholders of New PA or consistent with Exhibit 5.2(a) for nonshareholders and will not commit and permit to remain outstanding any breach of such employment agreement that would allow the Physician to terminate for cause. New PA shall be responsible for paying the compensation and benefits as applicable, for all Physicians and any other physician personnel or other contracted or affiliated physicians, and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or any other withholding required by applicable law. Business Manager may, on behalf of New PA, establish and administer the compensation program with respect to such individuals in accordance with the written agreement between New PA and each Physician. Business Manager shall neither control nor direct any Physician in the performance of Medical Services for patients.

     (b) Nonphysician Health Care Personnel. All nonphysician health care personnel who provide patient care services in the diagnostic areas shall be employed by or retained by New PA as an Office Expense and shall be under New PA's control, supervision and direction in the performance of Medical Services for patients; however, supervision and direction of such personnel's daily performance of all other responsibilities shall be Business Manager's as set forth in Section 4.6 of this Management Services Agreement.

      Section 5.3 Professional Standards. As a continuing condition of Business Manager's obligations hereunder, each Physician and any other physician personnel retained by New PA to provide Medical Services must (i) comply with, be controlled and governed by and otherwise provide Medical Services in accordance with the Code of Business Conduct referenced in Section 5.5 and all applicable federal, State and municipal laws, rules, regulations, ordinances and orders, and the ethics and standard of care of the medical community wherein the principal office of each Physician is located and (ii) obtain and retain appropriate medical staff membership with appropriate clinical privileges at any hospital or health care facility at which Medical Services are to be provided. Procurement of temporary staff privileges pending the completion of the medical staff approval process shall satisfy this provision, provided the Physician actively pursues full appointment and actually receives full appointment within a reasonable time.

      Section 5.4 Medical Services. New PA shall ensure that Physicians and nonphysician health care personnel are available to provide Medical Services to patients. In the event that Physicians employed by, or shareholders of, New PA are not available to provide Medical Services coverage, New PA shall assure consistent and continuous coverage, which shall include New PA's engagement and retention of locum tenens coverage as necessary and appropriate. Physicians retained on a locum tenens basis shall meet all of the requirements of Section 5.3, and the cost of providing locum tenens coverage shall be a New PA Expense. With the assistance of the Business Manager, New PA and the Physicians shall be responsible for scheduling Physician and nonphysician health care personnel coverage of all medical procedures. New PA shall cause all Physicians to develop and promote New PA.

      Section 5.5 Code of Business Conduct. New PA shall adopt by resolution the American Oncology Resources, Inc. Code of Business Conduct ("Code") in substantially the form of Exhibit 5.5, and shall require the compliance of all New PA shareholders and employees with such Code.

      Section 5.6 Peer Review/Quality Assurance. New PA shall adopt a peer review/quality assurance program to monitor and evaluate the quality and cost-effectiveness of Medical Services provided by physician personnel of New PA. Upon request of New PA, Business Manager shall pro vide administrative assistance to New PA in performing its peer review/quality assurance activities, but only if such assistance can be provided consistent with maintaining the confidentiality and nondiscoverability of the processes and actions of the peer review/quality assurance process of New PA.

      Section 5.7 New PA's Insurance. New PA shall, as an Office Expense, obtain and maintain with commercial carriers reasonably acceptable to Business Manager appropriate worker's compensation coverage for New PA's employed personnel, if any, and professional and comprehensive general liability and vicarious liability insurance covering New PA and each of the Physicians New PA retains or employs to provide Medical Services. The comprehensive general liability and vicarious liability coverage shall be in the minimum amount of Two Million Dollars ($2,000,000); and professional liability coverage shall be in the minimum amount of Two Million Dollars ($2,000,000) for each occurrence and Four Million Dollars ($4,000,000) annual aggregate. The insurance policy or policies shall provide for at least thirty (30) days advance written notice to New PA from the insurer as to any alteration of coverage, cancellation, or proposed cancellation for any cause. New PA shall cause to be issued to Business Manager by such insurer or insurers a certificate reflecting such coverage and shall provide written notice to Business Manager promptly upon receipt of notice given to Physician of the cancellation or proposed cancellation of such insurance for any cause. Upon the termination of this Management Services Agreement for any reason, New PA shall obtain and maintain as a New PA Expense "tail" professional liability coverage, in the amounts specified in this section for the reporting period or extended reporting period that is standard in the industry or as may otherwise be required by law, and New PA shall be responsible for paying all premiums for "tail" insurance coverage. In no event shall the professional liability insurance carrier be replaced or changed without New PA Consent.

      Section 5.8 Confidential and Proprietary Information. New PA will not disclose any Confidential Information of Business Manager without Business Manager's express written authorization, such Confidential Information will not be used in any way directly or indirectly detrimental to Business Manager, and New PA will keep such Confidential Information confidential and will ensure that its affiliates and advisors who have access to such Confidential Information comply with these nondisclosure obligations; provided, however, that New PA may disclose Confidential Information to those of its Representatives who need to know Confidential Information for the purposes of this Management Services Agreement, it being understood and agreed to by New PA that such Representatives will be informed of the confidential nature of the Confidential Information, will agree to be bound by this Section, and will be directed by New PA not to disclose to any other person any Confidential Information. New PA agrees to be responsible for any breach of this Section by its affiliates, advisors, or Representatives. If New PA is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands, or similar processes) to disclose or produce any Confidential Information furnished in the course of its dealings with Business Manager or its affiliates, advisors, or Representatives, New PA will (i) provide Business Manager with prompt notice thereof and copies, if possible, and, if not, a description, of the Confidential Information requested or required to be produced so that Business Manager may seek an appropriate protective order or waive compliance with the provisions of this

Section and (ii) consult with Business Manager as to the advisability of Business Manager's taking of legally available steps to resist or narrow such request. New PA further agrees that, if in the absence of a protective order or the receipt of a waiver hereunder New PA is nonetheless, in the written opinion of its legal counsel, compelled to disclose or produce Confidential Information concerning Business Manager to any tribunal legally authorized to request and entitled to receive such Confidential Information or to stand liable for contempt or suffer other censure or penalty, New PA may disclose or produce such Confidential Information to such tribunal without liability hereunder; provided, however, that New PA shall give Business Manager written notice of the Confidential Information to be so disclosed or produced as far in advance of its disclosure or production as is practicable and shall use its best efforts to obtain, to the greatest extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information so required to be disclosed or produced.

      Section 5.9 Noncompetition. New PA hereby recognizes and acknowledges that Business Manager will incur substantial costs in providing the equipment, support services, personnel, management, administration, and other items and services that are the subject matter of this Management Services Agreement and that in the process of providing services under this Management Services Agreement, New PA will be privy to financial and Confidential Information, to which New PA would not otherwise be exposed. The parties also recognize that the services to be provided by Business Manager will be feasible only if New PA operates an active practice to which the Physicians associated with New PA devote their full professional time and attention. New PA agrees and acknowledges that the noncompetition covenants described hereunder are necessary for the protection of Business Manager, and that Business Manager would not have entered into this Management Services Agreement without the following covenants.

     (a) During the Term of this Management Services Agreement and except for its obligations pursuant to this Management Services Agreement, New PA shall not establish, operate, or provide Medical Services at a medical office, clinic or other health care facility anywhere within the Practice Territory.

     (b) Except as specifically agreed to by Business Manager in writing, New PA covenants and agrees that during the Term of this Management Services Agreement and for a period of five (5) years from the date this Management Services Agreement is terminated, New PA shall not directly or indirectly own (excluding ownership of less than five percent (5%) of the equity of any publicly traded entity), manage, operate, control, or be otherwise associated with, lend funds to, lend its name to, or maintain any interest whatsoever in any enterprise (i) having to do with the provision, distribution, promotion, or advertising of any type of management or administrative services or products to third parties in competition with Business Manager, in the Practice Territory; and/or (ii) offering any type of service(s) or product(s) to third parties similar to those offered by Business Manager to New PA in the Practice Territory.
Notwithstanding the above restriction, nothing herein shall prohibit New PA or any of its shareholders from providing management and administrative services to its or their own medical practices after the termination of this Management Services Agreement.

     (c) The written employment agreements described in Section 5.1 shall contain covenants of the shareholder employees pursuant to which the shareholders agree not to compete with New PA within the Practice Territory for one (1) year after termination of the employment agreement.

     (d) New PA shall obtain and enforce formal written agreements from its nonshareholder physician employees in the form of Exhibit 5.2(a), pursuant to which the employees agree not to compete with New PA within the Practice Territory for one (1) year after termination of the employment agreement.

     (e) New PA understands and acknowledges that the foregoing provisions in
Section 5.8 and Section 5.9 are designed to preserve the goodwill of Business Manager and the goodwill of the individual Physicians of New PA. Accordingly, if New PA breaches any obligation of Section 5.8 or Section 5.9, in addition to any other remedies available under this Management Services Agreement, at law or in equity, Business Manager shall be entitled to enforce this Management Services Agreement by injunctive relief and by specific performance of the Management Services Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this paragraph shall limit Business Manager's right to recover any other damages to which it is entitled as result of New PA's breach. If any provision of the covenants is held by a court of competent jurisdiction to be unenforceable due to an excessive time period, geographic area, or restricted activity, the covenant shall be reformed to comply with such time period, geographic area, or restricted activity that would be held enforceable.

      Section 5.10 Name, Trademark. New PA represents and warrants that until New PA becomes a partner in Global P, New PA shall conduct its professional practice under the name of, and only under the name of "Central Texas Oncology Associates, P.A." and that such name is the name of New PA under State law, and that New PA is the sole and absolute owner of the name. New PA covenants and promises that, without the prior written consent of the Business Manager, New PA will not:

     (a) take any action or omit to take any action that is reasonably likely to result in the change or loss of the name;

     (b) license, sell, give, or otherwise transfer the name or the right to use the name to any medical practice, physician, professional corporation, professional association, or any other entity; or

     (c) cease conducting the professional practice of New PA under the name.

New PA covenants and promises that, when New PA becomes a partner in Global P pursuant to Section 1.1 of the Partnership Agreement of Global P, New PA shall cease conducting the professional practice of New PA under the name and shall begin conducting the professional practice of New PA under the name of Global P.

      Section 5.11 Peer Review. New PA shall designate a committee of Physicians to function as a medical peer review committee to review credentials of potential recruits, perform quality assurance functions, and otherwise resolve medical competence issues. The medical peer review committee shall function pursuant to formal written policies and procedures.

                       ARTICLE VI.  FINANCIAL ARRANGEMENT

      Section 6.1 Definitions. For purposes of this Article VI, capitalized terms used herein shall have the meanings ascribed as follows:

     (a) Monthly Fee.  The Monthly Fee shall be [*]

     (b) Fee Amount.  The Fee Amount shall be [*]

     (c) Base Management Fee.  The Base Management Fee shall be [*]

      Section 6.2 Management Fee. New PA and Business Manager agree to the compensation set forth herein as being paid to Business Manager in consideration of a substantial commitment made by Business Manager hereunder and that such fees are fair and reasonable. Each month, in the priority established by
Section 4.9(b), Business Manager shall cause the following to be paid:

          (i) the amount of all Office Expenses (other than the Base Management Fee) paid on behalf of New PA.

          (ii)  the Base Management Fee.

          (iii) the Performance Fee if the pre-established criteria for payment of the Performance Fee set forth in the Budget have been met.

      Section 6.3 Adjustments. Adjustments to the Management Fee calculation shall be made as follows:

----------------

*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

     (a) Upon termination of this Management Services Agreement, a liability for the Management Fee shall be established in an amount equal to the difference, if any, between

                                      [*]

     (b) After the fifth anniversary of this Management Services Agreement, the Monthly Fee shall



                                      [*]


     (c) If there are not sufficient funds to pay the Performance Fee, unpaid amounts shall accumulate and carry over from month to month until paid. No amounts carried over shall earn interest. Furthermore, the amount of the Performance Fee paid will be monitored and reconciled consistent with the Budget period and any overpayments of the Performance Fee shall be promptly refunded by the Business Manager.

      Section 6.4 Reasonable Value. Payment of the Base Management Fee or Performance Fee is not intended to be and shall not be interpreted or applied as permitting Business Manager to share in New PA's fees for Medical Services or any other services. Rather, such payment is acknowledged as the parties' negotiated agreement as to the reasonable fair market value of the management expertise, strategic planning, capital access, resource retention, equipment, contract analysis and support, purchasing, office space, and other management and administrative oversight services supervised, coordinated, arranged for or otherwise facilitated by Business Manager pursuant to this Management Services Agreement, as more specifically set forth in Article IV herein, as well as for the personnel services Business Manager provides under Section 4.6 hereof, considering the nature and extent of the services required and the risks assumed by Business Manager.

      Section 6.5 Payment of Management Fee. To facilitate the payment of the Management Fee as provided in Section 6.2 hereof, New PA hereby expressly authorizes Business Manager to make withdrawals of the Management Fee from the New PA Account as such fee becomes due and payable during the Term and thereafter as provided in Section 7.3.

      Section 6.6 Accounts Receivable. To assure that New PA receives the entire amount of professional fees for its services and to assist New PA in maintaining reasonable cash flow for the payment of Office Expenses, Business Manager may purchase, with recourse to New PA for the amount of the purchase, the accounts receivable of New PA arising during the previous month by transferring the amount set forth below into the New PA Account. The consideration for the


----------------

*This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

purchase shall be an amount equal to the Adjusted Gross Revenue recorded each month (according to GAAP on an accrual basis net of Adjustments) less the Office Expenses due to Business Manager under Section 6.2 above. Although it is the intention of the parties that Business Manager purchase and thereby become the owner of the accounts receivable of New PA, in the event such purchase shall be ineffective for any reason, New PA is concurrently herewith granting to Business Manager a security interest in the accounts receivable, and New PA shall cooperate with Business Manager and execute all documents in connection with the pledge of such accounts receivable to Business Manager. All collections in respect to such accounts receivable purchased by Business Manager shall be received by Business Manager as the agent of New PA and shall be endorsed to Business Manager and deposited in a bank account at a bank designated by Business Manager. To the extent New PA comes into possession of any payments in respect of such accounts receivable, New PA shall direct such payments to Business Manager for deposit in bank accounts designated by Business Manager.

      Section 6.7   Disputes Regarding Fees.

     (a) It is the parties' intent that any disputes regarding performance standards of the Business Manager be resolved to the extent possible by good faith negotiation. To that end, the parties agree that if New PA in good faith believes that Business Manager has failed to perform its obligations, and that as a result of such failure, New PA is entitled to a set-off or reduction in its Management Fees, New PA shall give Business Manager notice of the perceived failure and request in the notice a set-off or reduction in Management Fees. Business Manager and New PA shall then negotiate the dispute in good faith, and if an agreement is reached, the parties shall implement the resolution without further action.

     (b) If the parties cannot reach a resolution within a reasonable time, New PA shall, at its option, submit the dispute to mediation. Mediation shall be conducted in Austin, Texas in accordance with the rules of the National Health Lawyers Association Alternative Dispute Resolution Service, and if the amount in dispute is $25,000 or less, the mediation shall be binding.

     (c) If the amount in dispute is greater than $25,000, or if the mediation process fails to resolve the dispute, the dispute shall be submitted by either party to binding arbitration as described by Article XI of the Purchase Agreement (as defined by the Master Transaction Agreement).

                       ARTICLE VII  TERM AND TERMINATION

      Section 7.1 Initial and Renewal Term. The Term of this Management Services Agreement will be for an initial period of forty (40) years after the effective date, and shall be automatically renewed for successive five (5) year periods thereafter, provided that neither Business Manager nor New PA shall have given notice of termination of this Management Services Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 7.2 of this Management Services Agreement.

      Section 7.2   Termination.

     (a) Termination By Business Manager. Business Manager may terminate this Management Services Agreement upon the occurrence of any one of the following events which shall be deemed to be "for cause":

          (i) The revocation, suspension, cancellation or restriction of any New PA shareholder Physician's license to practice medicine in the State if, in the reasonable discretion of the Business Manager, New PA will not be financially viable after such revocation, suspension, cancellation, or restriction;

         (ii) New PA's loss or suspension of its Medicare or Medicaid provider number, and/or New PA's restriction from treating beneficiaries of the Medicare or Medicaid programs, except as effected in connection with the formation and operation of Global P;

        (iii) The dissolution of New PA or the filing of a petition in voluntary bankruptcy, an assignment for the benefit of creditors, or other action taken voluntarily or involuntarily under any State or federal statute for the protection of debtors;

         (iv) New PA materially defaults in the performance of any of its material duties or obligations hereunder, and such default continues for sixty (60) days after New PA receives notice of the default.

     (b) Termination By New PA. New PA may terminate this Management Services Agreement upon any of the following occurrences which shall be deemed to be "for cause":

          (i) In the event that Business Manager materially defaults in the performance of any of its material obligations hereunder and such default continues for sixty (60) days after Business Manager receives notice of the default;

         (ii) In the event that an arbitrator pursuant to Section 8.6 makes a final determination that Business Manager has materially failed to perform its obligations to New PA hereunder, New PA may terminate this Management Services Agreement upon ten (10) days written notice to Business Manager;

        (iii) In the event Business Manager in two (2) separate instances over a five (5) year period, intentionally and in bad faith misappropriates or misapplies New PA's funds in amounts exceeding one hundred thousand dollars

               ($100,000) in each such instance, and after the parties agree, (or an arbitrator determines the appropriate amount of such misappropriation or misapplication if the parties cannot agree) and Business Manager fails to correct such misappropriation or inappropriate application within thirty (30) days of agreement by the parties or decision of the arbitrator that describes with reasonable particularity the misappropriation or misapplication;


          (iv) If there is payment Event of Default under any Note or under any Short-Term Note (each as defined in the Master Transaction Agreement) or Business Manager breaches its delivery obligation for the shares of AOR Common Stock and if such payment Event of Default or failure to deliver the shares of AOR Common Stock continues for ten (10) days after notice has been given to Business Manager, New PA may terminate this Management Services Agreement not less than thirty (30) days after Business Manager's receipt of such notice; or

          (v) In the event there is a dissolution of Business Manager.

Termination by New PA hereunder shall require the affirmative vote of three-fourths of the outstanding voting shares of the common shareholders of New PA entitled to vote.

     (c) Termination by Agreement. In the event New PA and Business Manager shall mutually agree in writing, this Management Services Agreement may be terminated on the date specified in such written agreement.

     (d) Legislative, Regulatory or Administrative Change. In the event there shall be a change in the Medicare or Medicaid statutes, State statutes, case laws, regulations or general instructions, the interpretation of any of the foregoing, the adoption of new federal or State legislation, or a change in any third party reimbursement system, any of which are reasonably likely to materially and adversely affect the manner in which either party may perform or be compensated for its services under this Management Services Agreement or which shall make this Management Services Agreement unlawful, the parties shall immediately enter into good faith negotiations regarding a new service arrangement or basis for compensation for the services furnished pursuant to this Management Services Agreement that complies with the law, regulation, or policy and that approximates as closely as possible the economic position of the parties prior to the change. If good faith negotiations cannot resolve the matter, it shall be submitted to arbitration as referenced in Section 8.6.

      Section 7.3 Effects of Termination. Upon termination of this Management Services Agreement, as hereinabove provided, neither party shall have any further obligations hereunder except for (i) obligations accruing prior to the date of termination, including, without limitation, payment of the Management Fees and New PA Expenses relating to services provided prior to the termination of this Management Services Agreement, (ii) obligations, promises, or covenants set forth herein that are expressly made to extend beyond the Term, including, without limitation, indemnities and noncompetition provisions, which provisions shall survive the expiration or termination of this Management Services Agreement by Business Manager for cause, and (iii) the obligations of New PA and Business Manager described in Section 7.4. In effectuating the provisions of this Section 7.3, New PA specifically acknowledges and agrees that Business Manager shall continue to collect and receive on behalf of New PA all cash collections from accounts receivable in existence at the time this Management Services Agreement is terminated, it being understood that such cash collections will represent, in part, compensation to Business Manager for management services already rendered and compensation on accounts receivable purchased by Business Manager. Upon the expiration or termination of this Management Services Agreement for any reason or cause whatsoever, Business Manager shall immediately surrender to New PA all books and records pertaining to New PA's medical practice.

      Section 7.4 Repurchase Obligation. Upon termination of this Management Services Agreement by Business Manager for cause or by New PA without cause, New PA shall:

     (a) Purchase from Business Manager at book value the intangible assets, deferred charges, and all other amounts on the books of the Business Manager relating to the Management Services Agreement as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect amortization or depreciation of the intangible assets, deferred charges, or covenants;

     (b) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value thereof or the then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined by Business Manager and New PA, each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed-upon appraiser shall perform the appraisal which shall be binding on both parties. In the event either party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other party, the appraiser selected by the other party shall make the selection of the third party appraiser;

     (c) Purchase at book value all improvements, additions, or leasehold improvements that have been made by Business Manager at any Office and that relate solely to the performance of Business Manager's obligations under this Management Services Agreement;

     (d) Assume all debt, and all contracts, payables, and leases that are obligations of Business Manager and that relate principally to the performance of Business Manager's obligations under this Management Services Agreement or the properties leased or subleased hereunder by Business Manager; and

     (e) Purchase from Business Manager at book value all of the equipment listed as set forth in the Master Transaction Agreement or an exhibit thereto, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Management Services Agreement, and all other assets, including inventory and supplies, tangibles and intangibles, set forth on the books of the Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization, and other adjustments of assets shown on the books of the Business Manager.

     New PA acknowledges that certain assets listed above have been pledged as collateral pursuant to that certain Loan Agreement dated December 5, 1994 between AOR, as borrower, and First Union National Bank of North Carolina, as agent for various lenders.

      Section 7.5 Repurchase Option. Upon termination of this Management Services Agreement by New PA for cause or Business Manager without cause, New PA shall have the option but not the obligation to do all or none of the following:

     (a) Purchase from Business Manager any real estate owned by Business Manager and used as an Office at the greater of the appraised fair market value thereof or the then book value thereof. In the event of any repurchase of real property, the appraised value shall be determined by Business Manager and New PA, each selecting a duly qualified appraiser, who in turn will agree on a third appraiser. This agreed-upon appraiser shall perform the appraisal which shall be binding on both parties. In the event either party fails to select an appraiser within fifteen (15) days of the selection of an appraiser by the other party, the appraiser selected by the other party shall make the selection of the third party appraiser;

     (b) Purchase at book value all improvements, additions, or leasehold improvements that have been made by Business Manager at any Office and that relate solely to the performance of Business Manager's obligations under this Management Services Agreement;

     (c) Assume all debt, and all contracts, payables, and leases that are obligations of Business Manager and that relate principally to the performance of Business Manager's obligations under this Management Services Agreement or the properties leased or subleased by Business Manager; and

     (d) Purchase from Business Manager at book value all of the equipment listed as set forth in the Master Transaction Agreement or an exhibit thereto, including all replacements and additions thereto made by Business Manager pursuant to the performance of its obligations under this Management Services Agreement, and all other tangible assets, including inventory and supplies, set forth on the books of the Business Manager as adjusted through the last day of the month most recently ended prior to the date of such termination in accordance with GAAP to reflect operations of the Office, depreciation, amortization, and other adjustments of assets shown on the books of the Business Manager.

New PA acknowledges that certain assets listed above have been pledged as collateral pursuant to that certain Loan Agreement dated December 5, 1994 between AOR, as borrower, and First Union National Bank of North Carolina, as agent for various lenders.

      Section 7.6 Closing of Repurchase. New PA shall pay cash for the repurchased assets. The amount of the purchase price shall be reduced by the amount of debt and liabilities of Business Manager, if any, assumed by New PA. New PA and any Physician associated with New PA shall execute such documents as may be required to assume the liabilities set forth in Section 7.4(d) or Section 7.5(c) and to remove Business Manager from any liability with respect to such repurchased asset and with respect to any property leased or subleased by Business Manager. The closing date for the repurchase shall be determined by Business Manager but shall in no event occur sooner than sixty (60) days or later than one hundred eighty (180) days from the date of the notice of termination. The termination of this Management Services Agreement shall become effective upon the closing of the sale of the assets under Section 7.4 or the delivery of assets (or the date upon which New PA is prepared to receive the assets) under Section 7.5 and all parties shall be released from any restrictive covenants provided for in Section 4.16 or Section 5.9 on the closing date. From and after any termination, each party shall provide the other party with reasonable access of the books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations that may be required of it.

                          ARTICLE VIII  MISCELLANEOUS

      Section 8.1 Administrative Services Only. Nothing in this Management Services Agreement is intended or shall be construed to allow Business Manager to exercise control or direction over the manner or method by which New PA and its Physicians perform Medical Services or other professional health care services. The rendition of all Medical Services, including, but not limited to, infusion therapy and the prescription or administration of medicine and drugs shall be the sole responsibility of New PA and its Physicians, and Business Manager shall not interfere in any manner or to any extent therewith. Nothing contained in this Management Services Agreement shall be construed to permit Business Manager to engage in the practice of medicine, it being the sole intention of the parties hereto that the services to be rendered to New PA by Business Manager are solely for the purpose of providing nonmedical management and administrative services to New PA so as to enable New PA to devote its full time and energies to the professional conduct of its medical practice and provision of Medical Services to its patients and not to administration, or practice management.

      Section 8.2 Status of Contractor. It is expressly acknowledged that the parties hereto are "independent contractors," and nothing in this Management Services Agreement is intended and nothing shall be construed to create an employer/employee, partnership, or joint venture relationship, or to allow either to exercise control or direction over the manner or method by which the other performs the services that are the subject matter of this Management Services Agreement; provided always that the services to be provided hereunder shall be furnished in a manner consistent with the standards governing such services and the provisions of this Management Services Agreement. Each party understands and agrees that (i) the other will not be treated as an employee for federal tax purposes, (ii) neither will withhold on behalf of the other any sums for income tax, unemployment insurance, social security, or any other withholding pursuant to any law or requirement of any governmental body or make available any of the benefits afforded to its employees, (iii) all of such payments, withholdings, and benefits, if any, are the sole responsibility of the party incurring the liability, and (iv) each will indemnify and hold the other harmless from any and all loss or liability arising with respect to such payments, withholdings, and benefits, if any.

      Section 8.3 Notices. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be in writing and shall be served on the parties at the following respective addresses:

     New PA:             Central Texas Oncology Associates, P.A.
                         711 West 38th Street, Suite B-1
                         Austin, Texas 78705
                         Attn: President

     with a copy to:     Cox & Smith Incorporated
                         112 East Pecan Street, Suite 1800
                         San Antonio, Texas 78205
                         Attn: David L. Butler

     Business Manager:   American Oncology Resources, Inc.
                         16825 Northchase Drive, Suite 1300
                         Houston, Texas  77060

     with a copy to:     American Oncology Resources, Inc.
                         16825 Northchase Dr., Suite 1300
                         Houston, Texas  77060
                         Attn:  Dale Ross

or to such other address, or to the attention of such other person or officer, as any party may by written notice designate. Any notice, demand, or communication required, permitted, or desired to be given hereunder shall be sent either (a) by hand delivery, in which case notice shall be deemed received when actually delivered, (b) by prepaid certified or registered mail, return receipt requested, in which case notice shall be deemed received five calendar days after deposit, postage prepaid in the United States Mail, or (c) by a nationally recognized overnight courier, in which case notice shall be deemed received one business day after deposit with such courier.

      Section 8.4 Governing Law. This Management Services Agreement shall be governed by the laws of the State of Texas applicable to agreements to be performed wholly within the State.

Texas law was chosen by the parties after negotiation to govern interpretation of this Management Services Agreement because Harris County, Texas is the seat of management for Business Manager. The federal and State courts of Travis County, Texas shall be the exclusive venue for any litigation, special proceeding, or other proceeding between the parties that may arise out of, or be brought in connection with or by reason of, this Management Services Agreement.

      Section 8.5 Assignment. Except as may be herein specifically provided to the contrary, this Management Services Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that New PA may not assign this Management Services Agreement without the prior written consent of Business Manager, which consent may be withheld. The sale, transfer, pledge, or assignment of any of the common shares held by any shareholder of New PA or the issuance by New PA of common or other voting shares to any other person, or any combination of such transactions within a period of one (1) year, such that the existing shareholders in New PA fail to maintain a majority of the voting interests in New PA shall be deemed an attempted assignment by New PA, and shall be null and void unless consented to in writing by Business Manager prior to any such transfer or issuance. Any breach of this provision, whether or not void or voidable, shall constitute a material breach of this Management Services Agreement, and in the event of such breach, Business Manager may terminate this Management Services Agreement upon twenty-four (24) hours notice to New PA. The parties agree that American Oncology Resources, Inc. ("AOR") shall assign and deliver all of its rights and obligations hereunder to its wholly-owned subsidiary, AOR of Texas Management Limited Partnership ("AOR Management"). AOR Management shall then become the Business Manager under this Management Services Agreement. In addition, Business Manager or the transferee shall have the right to (i) assign all (but not less than all) its rights and obligations hereunder to any third party, and (ii) collaterally assign its interest in this Management Services Agreement and its right to collect Management Fees hereunder to any financial institution or other third party in a bonafide financing transaction without the consent of New PA. New PA acknowledges that Business Manager's interest in this Management Services Agreement and Business Manager's right to collect Management Fees under this Management Services Agreement have been collaterally assigned pursuant to that certain Loan Agreement dated December 5, 1994 between AOR, as borrower, and First Union National Bank of North Carolina, as agent for various lenders.

     Section 8.5A   PRN Assignment.

     (a) If Business Manager assigns all of its rights, benefits and privileges in and under this Management Services Agreement to Physician Reliance Network, Inc., to any direct or indirect subsidiaries of Physician Reliance Network, Inc. or to any entity that Physician Reliance Network, Inc. directly or indirectly controls (collectively, "PRN"), and if PRN assumes all of Business Manager's liabilities and obligations under this Management Services Agreement, then, Business Manager shall immediately give written notice to New PA and for a period of thirty (30) days after receipt of such notice of such assignment to, and assumption by, PRN of this Management Services

Agreement, New PA shall have the right to terminate this Management Services Agreement by paying in cash to PRN the net aggregate amount of consideration that PRN paid to Business Manager for such assignment and assumption. Business Manager shall not be entitled to assign less than all of its rights, benefits and privileges in and under this Management Services Agreement to PRN, nor to permit the assignment of less than all of Business Manager's liabilities and obligations hereunder.

     (b) If there is a Change of Control (as defined below), then, for a period of thirty (30) days after the Change of Control Purchase Price (as defined below) is determined, New PA shall have the right to terminate this Management Services Agreement by paying in cash to PRN the Change of Control Purchase Price.

     (c) In the event that New PA terminates this Management Services Agreement pursuant to this Section 8.5A, then, other than Section 8.6 hereof, no provision of this Management Services Agreement shall have any force or effect whatsoever, including without limitation Section 5.9 or Section 7.4 hereof.

     (d) For purposes of this Section 8.5A, "Change of Control" shall mean the occurrence of any one or more of the following: (i) the Business Manager (or any entity or entities that control(s) the Business Manager) shall merge or consolidate with or into PRN with the effect that those persons who were the shareholders of PRN immediately prior to the effective date of such merger or consolidation hold more than 50% of the combined voting power of the outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors or (ii) PRN shall, directly or indirectly, as a result of a tender or exchange offer, open market purchase(s), privately negotiated purchase(s) or otherwise have become the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Business Manager (or any entity or entities that control(s) Business Manager) representing 50% or more of the combined voting power of the then outstanding securities of the Business Manager (or such entity or entities that control(s) Business Manager) having the right to vote in the election of directors.

     (e) For purposes of this Section 8.5A, "Change of Control Purchase Price" shall mean the fair market value of Business Manger's rights, benefits, and privileges and liabilities and obligations under this Management Services Agreement, and shall be determined as follows. Within thirty days after a Change of Control, PRN shall notify New PA in writing of such Change of Control. Within thirty (30) days after receipt of such notice, PRN shall select an independent accounting firm or valuation firm (the costs of which are to be borne by PRN), and New PA shall select an independent accounting firm or valuation firm (the costs of which are to be borne by New PA). The two (2) firms so selected shall then select a nationally recognized independent accounting firm or valuation firm (the costs of which are to be borne equally by PRN and New PA). Such three firms shall determine such fair market value.

      Section 8.6 Arbitration. The parties shall use good faith negotiation to resolve any controversy, dispute or disagreement arising out of or relating to this Management Services Agreement or the breach of this Management Services Agreement. Any matter not resolved by negotiation shall be submitted to binding arbitration and such arbitration shall be governed by the terms of Article XI of the Purchase Agreement, which, as it applies to the parties hereto, is incorporated herein by reference in its entirety.

      Section 8.7 Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Management Services Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

      Section 8.8 Enforcement. In the event either party resorts to legal action to enforce or interpret any provision of this Management Services Agreement, the prevailing party shall be entitled to recover the costs and expenses of such action so incurred, including, without limitation, reasonable attorneys' fees.

      Section 8.9 Gender and Number. Whenever the context of this Management Services Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

      Section 8.10 Additional Assurances. Except as may be herein specifically provided to the contrary, the provisions of this Management Services Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable and as the requesting party may deem necessary to effectuate this Management Services Agreement.

      Section 8.11 Consents, Approvals, and Exercise of Discretion. Whenever this Management Services Agreement requires any consent or approval to be given by either party, or either party must or may exercise discretion, and except where specifically set forth to the contrary, the parties agree that such consent or approval shall not be unreasonably withheld or delayed, and that such discretion shall be reasonably exercised.

      Section 8.12 Force Majeure. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Management Services Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Management Services Agreement.

      Section 8.13 Severability. The parties hereto have negotiated and prepared the terms of this Management Services Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Management Services Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction or an arbitration tribunal, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Management Services Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Management Services Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Management Services Agreement, to the extent possible consistent with its purposes, to conform to law.

      Section 8.14 Divisions and Headings. The divisions of this Management Services Agreement into articles, sections, and subsections and the use of captions and headings in connection therewith is solely for convenience and shall not affect in any way the meaning or interpretation of this Management Services Agreement.

      Section 8.15  Amendments and Management Services Agreement Execution.
This Management Services Agreement and amendments hereto shall be in writing and executed in multiple copies on behalf of New PA by its President, and on behalf of Business Manager by a duly designated officer. Each multiple copy shall be deemed an original, but all multiple copies together shall con stitute one and the same instrument.

      Section 8.16 Entire Management Services Agreement. With respect to the subject matter of this Management Services Agreement, this Management Services Agreement supersedes all previous contracts and constitutes the entire agreement between the parties. Neither party shall be entitled to benefits other than those specified herein. No prior oral statements or contemporaneous negotiations or understandings or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Management Services Agreement shall be recognized unless incorporated herein by amendment as provided herein, such amendment(s) to become effective on the date stipulated in such amendment(s). The parties specifically acknowledge that, in entering into and executing this Management Services Agreement, the parties rely solely upon the representations and agreements contained in this Management Services Agreement and no others.

           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, New PA and Business Manager have caused this Management Services Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

NEW PA:                  Central Texas Oncology Associates, P.A.
                         a Texas professional association



                         By:
                            -------------------------------------
                         Name:  Demetrius F. Loukas, M.D.
                         Title: President


BUSINESS MANAGER:        AMERICAN ONCOLOGY RESOURCES, INC.
                         a Delaware corporation



                         By:
                            -------------------------------------
                         Name:
                            -------------------------------------
                         Title:
                            -------------------------------------

                                  AMENDMENT TO
                         MANAGEMENT SERVICES AGREEMENT

     This Amendment to Management Services Agreement (the "Amendment"), dated and effective as of April 25, 1997 is by and between AOR of Texas Management Limited Partnership, a Texas limited partnership ("Business Manager"), Central Texas Oncology Associates, P.A., a Texas professional corporation, ("CTOA") and Central Texas Radiation Oncology Physicians, P.A. ("New PA").

                                R E C I T A L S

          1. CTOA and American Oncology Resources, a Delaware corporation (whose rights and obligations thereunder were assigned to Business Manager) executed and delivered that certain Management Services Agreement, effective as of September 1, 1996 (the "Management Services Agreement").

          2. New PA and CTOA have executed and delivered a Merger Agreement, pursuant to which New PA merged with and into CTOA with the latter being the surviving corporation.

          3. The parties hereto desire to amend certain terms and provisions of the Management Services Agreement.

     NOW THEREFORE in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Section 1.6 of the Management Services Agreement shall be amended in its entirety to read as follows:

               Section 1.6 Business Manager. The term "Business Manager" shall mean American Oncology Resources, Inc., a Delaware corporation or any entity that succeeds to the interests of American Oncology Resources, Inc., a Delaware corporation and to whom the obligations of Business Manager are assigned and transferred, subject to Section 8.5A.

          2. Section 1.27 of the Management Services Agreement shall be amended in its entirety to read as follows:

               Section 1.27 Professional Services Revenues. The term "Professional Services Revenues" shall mean the sum of (i) all professional fees actually recorded each month on an annual accrual basis under GAAP (Net of Adjustment) as a result of professional medical services and related health care services rendered by the Physicians whether rendered in an outpatient or inpatient setting, and (iii) Professional Services Capitation allocated to Professional Services Revenues. Professional Services Revenues shall not include those monies specifically excluded from Professional Fees pursuant to Section 1.2 of the separate Physician Employment Agreement executed by Physicians, liquidated damages, applicable insurance proceeds, and those fees for technical services, e.g., those services billed under the 77000 series of the American Medical Associations Physicians Current Professional Terminology 197 (CPT code).

          3. Section 2.2 of the Management Services Agreement shall be amended in its entirety to read as follows:

               Section 2.2 Authority. Consistent with the provisions of this Management Services Agreement, Business Manager shall have the responsibility and commensurate authority to provide Management Services for New PA. Subject to the terms and conditions of this Management Services Agreement, Business Manager is hereby expressly authorized to provide the Management Services in any reasonable manner Business Manager deems appropriate to meet the day-to-day requirements of the business functions of New PA. Business Manager is also expressly authorized to negotiate and execute on behalf of New PA contacts that do not relate to the provision of Medical Services, provided that such contracts shall be consistent with the Budget. Any non-medical contracts inconsistent with the Budget shall be referred to the Policy Board for its review. New PA shall give Business Manager thirty (30) days prior notice of New PAs intent to execute any agreement obligating New PA to perform Medical Services or otherwise creating a binding legal obligation on New PA. Unless an expense is expressly designated as a Business Manager Expense in this Management Services Agreement, all expenses incurred by Business Manager in providing services pursuant to this Management Services Agreement shall be an Office Expense. The parties acknowledge and agree that New PA, through its Physicians, shall be responsible for and shall have complete authority, responsibility, supervision, and control over the provision of all Medical Services and other professional health care services performed for patients, and that all diagnoses, treatments, procedures, and other professional health care services shall be provided and performed exclusively by or under the supervision of Physicians as such Physicians, in their sole discretion, deem appropriate. Business Manager shall have and exercise absolutely no control or supervision over the provision of Medical Services.

          4. Section 3.2 of the Management Services Agreement shall be amended to add a new subsection (k) as follows:

               (k) Non-Medical Contracts. The Policy Board shall consider and make recommendations to Business Manager on non-medical contracts which are not consistent with the Budget.

          5. Section 4.10 of the Management Services Agreement is amended to add a new subsection 9(d) as follows, and to reorder the existing subsection
     (d), Tax Matters, to be subsection (e):

               (d) Disputes Regarding Billing. It is the parties intent that any issues regarding financial penalties related to billing assessed by government programs or any other third party payor shall be resolved to the extent possible by good faith negotiation. To that end, if New PA and Business Manager in good faith agree that any such financial penalty is the result of or attributable to the acts of New PA or Physicians, then all penalty monies assessed and paid shall be New PA Expense. Alternatively, if New PA and Business Manager in good faith agree that any such financial penalty is the result of or attributable to the acts of Business Manager, then all penalty monies assessed and paid shall be Business Manager Expense. If the parties cannot agree which is responsible or if responsibility may be allocable between the parties and they cannot in good faith agree on their respective share of such penalty, then either party may submit the dispute to binding arbitration as governed by Article VI of the Master Transaction Agreement.

          6. Section 4.16 of the Management Services Agreement shall be amended to include the words "or radiation oncology" directly following "medical oncology."

          7. Section 5.9(b) of the Management Services Agreement shall be amended to add the following final sentence:

               This Section 5.9(b) shall be null and void upon the termination of this Management Services Agreement for cause by New PA or without cause by Business Manager.

          8. Section 6.1(a) of the Management Services Agreement shall be amended in its entirety to read as follows:

          The Monthly Fee shall be   [*]


          9. The final sentence of Section 6.3(b) of the Management Services Agreement shall be amended in its entirety to read as follows:

----------------
  *This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

                                      [*]

          10. Sections 7.4 and 7.5 of the Management Services Agreement shall be amended to add the following final sentence to the end of the last paragraph in each section:


          Business Manager shall transfer such assets free and clear of any and all encumbrances upon payment of the purchase price.

          11. Effect. This Amendment shall be effective only for the specific purposes set forth herein, and, except as modified by this Amendment, the terms, covenants and provisions of the Management Services Agreement are hereby ratified and confirmed and shall continue in full force and effect.


           [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]




----------------
  *This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

          IN WITNESS WHEREOF the parties have executed this Amendment effective as of the day and year first above written.

                              "BUSINESS MANAGER"
                              AOR OF TEXAS MANAGEMENT LIMITED PARTNERSHIP



                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------

                              "CTOA"
                              CENTRAL TEXAS ONCOLOGY ASSOCIATES, INC.


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              "NEW PA"
                              CENTRAL TEXAS RADIATION ONCOLOGY PHYSICIANS, P.A.


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------